Exhibit 5.1
[Letterhead of Morrison & Foerster LLP]
January 25, 2006
UNITED DOMINION REALTY TRUST, INC.
1745 Shea Center Drive, Suite 200
Highlands Ranch, Colorado 80129
          RE:      Registration Statement on Form S-3
Ladies and Gentlemen:
     We have acted as counsel to United Dominion Realty Trust, Inc., a Maryland corporation (the “Company”), in connection with the Registration Statement on Form S-3 (including the prospectus which is a part thereof, the “Registration Statement”) being filed by the Company with the Securities and Exchange Commission (the “Commission”) relating to the registration under the Securities Act of 1933 (the “Act”) of an indeterminate amount of the following securities of the Company, which may be offered and sold from time to time on a delayed or continuous basis pursuant to Rule 415 under the Act: (i) debt securities, which may be senior debt or subordinated debt (the “Debt Securities”), (ii) shares of the Company’s preferred stock, without par value (the “Preferred Stock”), (iii) shares of the Company’s common stock, $0.01 par value per share (the “Common Stock”), (iv) warrants to purchase our Common Stock, Preferred Stock or Debt Securities (the “Warrants”), (v) purchase contracts (the “Purchase Contracts”), and (vi) units consisting of any of the foregoing securities (the “Units”). The Debt Securities, Preferred Stock, Common Stock, Warrants, Purchase Contracts and Units are referred to herein collectively as the “Securities.”
     In connection with this opinion, we have examined the Registration Statement, including the exhibits thereto, and certain other corporate records, documents, instruments and certificates of public officials and of the Company, and have made such inquiries of officers of the Company and public officials and considered such questions of law as we have deemed necessary for purposes of rendering the opinions set forth herein.
     In connection with this opinion, we have assumed the genuineness of all signatures and the authenticity of all items submitted to us as originals and the conformity with originals of all items submitted to us as copies. In making our examination of documents executed by parties other than the Company, we have assumed that each other party has the power and authority to execute and deliver, and to perform and observe the provisions of, such documents and has duly authorized, executed and delivered such documents, and that such documents constitute the legal, valid and binding obligations of each such party. We also have assumed the integrity and completeness of the minute books of the Company presented to us for examination. With respect to certain factual matters we have relied upon certificates of officers of the Company.
     We have assumed that the issuance and sale of the Securities by the Company will not violate or constitute a default under (i) any agreement or instrument to which the Company or its properties is subject, (ii) any law, rule or regulation to which the Company is subject, (iii) any judicial or regulatory order or decree of any governmental authority, or (iv) any consent, approval, license, authorization or validation of, or filing, recording or registration with any governmental authority.
     We have further assumed that (i) the Registration Statement and any amendments thereto will have become effective under the Act and comply with all applicable laws at the time the Securities are offered or issued as contemplated by the Registration Statement; (ii) an appropriate prospectus supplement or term sheet relating to the Securities offered thereby has been prepared and filed with the Commission in compliance with the Act and complies with all applicable laws at the time the Securities are offered or issued as contemplated by the Registration Statement; (iii) all Securities will be issued and sold in compliance with the applicable provisions of the Act, the Trust Indenture Act of 1939, as applicable, and the securities or blue sky laws of various states and in the manner stated in the Registration Statement and the applicable prospectus supplement; (iv) any purchase, underwriting or similar agreement relating to Securities being offered has been duly authorized, executed and delivered by the Company and the other parties thereto; and (v) the number of shares of Common Stock or Preferred Stock, as the case may be, offered pursuant to the Registration Statement does not exceed, at the time of issuance, the authorized but unissued shares of Common Stock or Preferred Stock, as the case may be.
     In addition, our opinions hereinafter expressed are subject to the following qualifications and exceptions: (i) the effect of bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws relating to or affecting the rights of creditors generally, including, without limitation, laws relating to fraudulent transfers or conveyances, preferences and equitable subordination; and (ii) the effect of general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether considered in a proceeding in equity or at law). Further, with respect to Securities denominated in a currency other than United States dollars, if any, we express no opinion as to whether a court would award a judgment in a currency other than United States dollars.
     Based upon and subject to the foregoing, we are of the opinion that:
     1.      With respect to the Debt Securities, when (A) an indenture or similar agreement (the “Indenture”) relating to the Debt Securities has been duly authorized, executed and delivered by the Company, (B) the Board of Directors of the Company or a duly constituted and acting committee thereof (such Board of Directors or committee thereof being hereinafter collectively referred to as the “Board”) has taken all necessary corporate action in conformity with the Articles of Restatement, as such Articles of

Restatement may be subsequently amended, restated or supplemented (collectively the “Charter”) and bylaws, as subsequently amended, restated or supplemented (collectively the “Bylaws”) of the Company to approve the issuance and terms of a particular series of such Debt Securities, the terms of the offering thereof and related matters, and (C) such Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the provisions of the applicable Indenture and the applicable definitive purchase, underwriting or similar agreement approved by the Board against payment of the consideration therefor as provided therein, such Debt Securities will be validly issued and will constitute valid and binding obligations of the Company.
     2.      With respect to shares of the Preferred Stock, when (A) the Board has taken all necessary corporate action in conformity with the Charter and Bylaws to approve the issuance and terms of a particular series of shares of Preferred Stock, the terms of the offering thereof and related matters, including the adoption of an amendment to the Charter in conformance with applicable law relating to such shares of Preferred Stock and the filing of such amendment with the State Department of Assessments and Taxation of the State of Maryland, and (B) certificates representing such shares of Preferred Stock have been duly executed, registered and delivered in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board against payment of the consideration therefor as provided therein, such shares of the Preferred Stock will be validly issued, fully paid and nonassessable.
     3.      With respect to shares of the Common Stock, when (A) the Board has taken all necessary corporate action in conformity with the Charter and Bylaws to approve the issuance of the Common Stock, the terms of the offering thereof and related matters, and (B) certificates representing shares of the Common Stock have been duly executed, registered and delivered in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board against payment of the consideration therefor (which consideration is not less than the par value of the Common Stock) as provided therein, such shares of Common Stock will be validly issued, fully paid and nonassessable.
     4.      With respect to the Warrants, when (A) the Board has taken all necessary corporate action in conformity with the Charter and Bylaws to approve the form, terms, execution and delivery of a Warrant Agreement (including a form of certificate evidencing the Warrants), the issuance of the Warrants, the terms of the offering thereof and related matters, and (B) the certificates evidencing the Warrants with such terms are duly executed, attested, issued and delivered by duly authorized officers of the Company in accordance with the provisions of the applicable Warrant Agreement and the applicable definitive underwriting or similar agreement approved by the Board against payment of the consideration therefor as provided therein, such Warrants will be validly issued and will constitute valid and binding obligations of the Company.
     5.      With respect to the Purchase Contracts, when (A) the Board has taken all necessary corporate action in conformity with the Charter and Bylaws to approve the form, terms, execution, delivery and issuance of the Purchase Contracts, the terms of the offering thereof and related matters, and (B) the Purchase Contracts with such terms are duly executed, attested, issued and delivered by duly authorized officers of the Company in accordance with the provisions of the applicable definitive purchase, underwriting or similar agreement approved by the Board against payment of the consideration therefor as provided therein, such Purchase Contracts will constitute valid and binding obligations of the Company.
     6.      With respect to the Units, when (A) the Board has taken all necessary corporate action in conformity with the Charter and Bylaws to approve the form, terms, execution and delivery of a Unit Agreement (including a form of certificate evidencing the Units), the issuance of the Units, the terms of the offering thereof and related matters, and (B) the certificates evidencing Units with such terms are duly executed, attested, issued and delivered by duly authorized officers of the Company in accordance with the provisions of the applicable Unit Agreement and the applicable definitive underwriting or similar agreement approved by the Board against payment of the consideration therefor as provided therein, such Units will be validly issued and will constitute valid and binding obligations of the Company.
     We express no opinion as to matters governed by laws of any jurisdiction other than the laws of the State of Maryland, the laws of the Commonwealth of Virginia and the federal laws of the United States of America, as in effect on the date hereof.
     This opinion is solely for your benefit and may not be relied upon by, nor may copies be delivered to, any other person without our prior written consent. Our opinion speaks only as of the date hereof and we assume no obligation to inform you of any facts, circumstances, events or changes in the law that may hereafter be brought to our attention that may alter, affect or modify the opinions expressed herein.
     We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement referred to above and the use of our name under the heading “Legal Matters” in the prospectus and any part of the Registration Statement.
Very truly yours,
/s/ Morrison & Foerster LLP
Morrison & Foerster LLP